EXHIBIT 38

[Graphic Omitted]
                            FORWARD SHARE TRANSACTION

DATE:         JUNE 18, 2003

TO:           SECURITY CAPITAL SHOPPING MALL BUSINESS TRUST

ADDRESS:      C/O GE CAPITAL REAL ESTATE
              292 LONG RIDGE ROAD
              STAMFORD, CT 06927

ATTENTION:    PHILIP MINTZ

FACSIMILE:    (203) 585-0179

FROM:         WACHOVIA SECURITIES, LLC

              AS AGENT OF WACHOVIA BANK, NATIONAL ASSOCIATION (THE "AGENT")

WACHOVIA REFERENCE NUMBER:  484996

         The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between Wachovia Bank, National Association ("Wachovia" or "Party B") and Security Capital Shopping Mall Business Trust ("Party A") (collectively with Wachovia, the "parties") on the Trade Date as specified below (the "Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the Master Agreement specified below.

         The definitions and provisions contained in the 2000 ISDA Definitions (including the June 2000 Version Annex thereto) (the "2000 Definitions") and the 1996 ISDA Equity Derivatives Definitions (the "Equity Definitions", and together with the 2000 Definitions, the "Definitions"), in each case as published by the International Swaps and Derivatives Association, Inc. ("ISDA") are incorporated into, and subject to, this Confirmation. References herein to "Transaction" shall be deemed references to "Swap Transaction" for purposes of the 2000 Definitions. In the event of any inconsistency between the 2000 Definitions and the Equity Definitions, the Equity Definitions will govern. In the event of any inconsistency between either set of Definitions and this Confirmation, this Confirmation will prevail.

         This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement between the parties, dated as of June 18, 2003 as may be amended and supplemented from time to time (the "Master Agreement"). All provisions contained in or incorporated by reference into the Master Agreement will govern this Confirmation except as expressly modified below.

1. The terms of the particular Transaction to which this Confirmation relates are as follows:

GENERAL TERMS:

Trade Date:            June 18, 2003.

Effective Date:        June 24, 2003, or on such later date as designed pursuant
                       to the terms of the Underwriting Agreement dated the date
                       hereof  among the  Issuer,  Party A, Party B, and Merrill
                       Lynch, Pierce,  Fenner & Smith Incorporated and the other
                       underwriters    named    therein    (the    "UNDERWRITING
                       AGREEMENT").

Base Amount:           Initially, 3,906,666 Shares. On each Settlement Date, the
                       Base Amount shall be reduced by the number of  Settlement
                       Shares for such Settlement Date.

Maturity Date:         June 21, 2004.


Forward Price:         On the Effective Date, the Initial Forward Price,  and on
                       any other day, (i) the Forward  Price on the  immediately
                       preceding  calendar  day  multiplied  by the sum of (A) 1
                       PLUS (B) the Daily Rate for such day,  MINUS (ii) the sum
                       of any cash  dividend  paid on such day  (other  than any
                       cash  dividend for which the  ex-dividend  date  occurred
                       prior to the  Effective  Date);  PROVIDED  that if on any
                       Settlement  Date an ex-dividend  date for a cash dividend
                       has  occurred,  but such  dividend has not yet been paid,
                       then,   solely  for  the  purpose  of   calculating   the
                       Settlement Amount for such Settlement Date, the present value (as determined by the Calculation Agent) of such dividend shall be deducted from the Forward Price on such Settlement Date.

Initial Forward Price: USD 31.1355 per Share.

Daily Rate:            For any day,  (i)(A)  "USD-Federal  Funds"  MINUS (B) the
                       Spread DIVIDED by (ii) 360.

                       Where, "USD-Federal Funds" means the rate as determined by the Calculation Agent as of 9:00 a.m. (New York City time) on such day and reported on the page FEDSOPEN [Index] [GO] on the BLOOMBERG Professional Service or any successor page available on Bloomberg for determining such rate. In the event such rate is not available, the Federal Funds rate shall be determined by the Calculation Agent in good faith in a commercially reasonable manner.

Spread:                0.20%.

Shares: Common Stock, $0.01 par value per share, of Regency Centers Corporation (the "ISSUER") (Exchange identifier:
                       "REG"). Exchange: New York Stock Exchange

Related Exchange(s):   The  principal  exchanges(s)  for  options  contracts  or
                       futures contracts, if any, with respect to the Shares.

Clearance System:      DTC

Calculation Agent:     Wachovia.

                       The Calculation Agent shall promptly notify the parties of its calculations and determinations in respect of the Transaction. The calculations and determinations of the Calculation Agent shall be final absent manifest error. The Calculation Agent shall promptly correct any instances of manifest error following any notice of such error from a party. If Party A in good faith claims that a calculation or determination is erroneous, both parties shall promptly negotiate in good faith to resolve the dispute, failing which Party A shall promptly appoint two independent leading market dealers and Party B shall promptly appoint two independent leading market dealers to make the relevant calculation or determination. In the case of a calculation, such calculation shall be the arithmetic mean of the calculations by the appointed dealers without regard to the calculations that have the highest and lowest values (if there are four different calculations), and in the case of a determination, such determination shall be the determination agreed upon by at least three of the four dealers; provided that, if fewer than four dealers provide a calculation or determination or if three dealers do not agree on a determination, then Party A and Party B shall agree on the appointment of such number of additional dealers such that the Calculation
                       Agent receives four calculations or such that three dealers agree on a determination as the case may be.

SETTLEMENT TERMS:

Settlement Date:       Any Exchange  Business Day following  the Effective  Date
                       and up to and including the Maturity  Date, as designated
                       by Party A in a written  notice (a  "SETTLEMENT  NOTICE")
                       delivered to Party B at least ten (10) Exchange  Business
                       Days, in the case of Physical Settlement,  and forty-five
                       (45)  Exchange   Business  Days,  in  the  case  of  Cash
                       Settlement,   prior  to  such  Settlement  Date,   unless
                       different periods for notice are mutually agreed to by Party A and Party B; PROVIDED that the Maturity Date shall be a Settlement Date if on such date the Base
                       Amount is greater than zero.

Settlement:            Settlement   of  this   Transaction   shall  be  Physical
                       Settlement  as  specified  below  unless  Party A informs
                       Party B in writing no fewer than forty-five (45) Exchange
                       Business Days prior to the scheduled Settlement Date that Party A has elected Cash Settlement at Party A's option, unless a different period for notice is mutually agreed to by Party A and Party B.

                       In the event that the Borrower (Party B) under that certain Securities Loan Agreement dated as of June 18, 2003 among Party B and UBS Securities LLC, as Agent, and supplemented by the Supplemental Securities Loan Agreement, among Party A, Party B, and UBS Securities LLC, as Agent, dated as of June 18, 2003 (collectively, the "Securities Loan Agreement") does not deliver Shares to Party A under that Securities Loan Agreement, then Physical Settlement shall apply and Party A shall have the right to apply its right to receive Shares under the Securities Loan Agreement, in whole or in part, against its delivery obligation under this Transaction, in whole or in part, and to assign to Party B, Party A's interest in the "Collateral" under the Stock Loan Agreement with respect to such Shares in satisfaction of Party B's corresponding payment obligation under this Transaction.

                       In the event that, upon the tender of Shares by Party B as Borrower under the Securities Loan Agreement, Party A as Lender fails to return "Collateral" as defined under the Securities Loan Agreement as required thereunder, Party B shall have the right to satisfy its payment obligation under this

                       Transaction, in whole or in part, by directing Party A as Lender to retain an amount of the "Collateral" under the Securities Loan Agreement equal to the amount of Party B's payment obligation hereunder that is to be so satisfied, in which event instead of delivering the tendered Shares to the Lender under the Securities Loan Agreement, Party B, as Borrower, shall retain such Shares and the obligation of Party B to deliver the Shares hereunder shall be satisfied.

                       In the event that Party B fails to make any payment to Party A hereunder, Party A as Lender may retain an amount of "Collateral" under the Securities Loan Agreement equal to such payment and apply it in satisfaction of Party B's payment obligation hereunder, in whole or in part as the case may be, and in conjunction therewith shall assign to Party B its right to receive the corresponding Shares in repayment of the Loan evidenced by the Securities Loan Agreement.

                       If Physical Settlement is elected, either Party A or, to the extent, but only to the extent, that Party B concurrently tenders payment to Party A as required hereunder, Party B may direct Party A to apply any right of Party A to receive delivery of Shares from Borrower under the Securities Loan Agreement to satisfy the delivery obligation of Party A hereunder with respect to the number of Shares that Party A as Lender is then entitled to receive from Party B as Borrower. In such event, Party A shall return the corresponding
                       "Collateral" under the Securities Loan Agreement to Borrower upon payment by Party B with respect to this Transaction.

Physical Settlement:   Except as otherwise  provided  above,  on any  Settlement
                       Date,  Party A shall deliver to Party B or its designee a
                       number of Shares equal to the Settlement  Shares for such
                       Settlement Date, and Party B shall deliver to Party A, by
                       wire  transfer  of  immediately  available  funds  to  an
                       account designated by Party A, an amount in cash equal to
                       the  Settlement  Amount for such  Settlement  Date,  on a
                       delivery  versus  payment basis.  The  Settlement  Shares
                       delivered   in   accordance   with  the   terms  of  this
                       Transaction will have been held by Party A as of the Trade Date or will have been acquired by Party A from holders of Shares and not from the Issuer and will not be subject to any preemptive or similar rights and will be free and clear of liens and other encumbrances.

Cash Settlement:       On any Settlement  Date, the party  indicated below shall
                       make the specified cash payment by wire transfer of immediately available funds to the designated account:

                          (A) If the Forward Price equals or exceeds the Final Equity Level, Party B shall pay an amount equal to:

                               (Forward Price - Final Equity Level) x Settlement Shares

                          (B)  If the  Forward  Price  is less  than  the  Final
                               Equity Level, Party A shall pay an amount to equal to:

                               (Final Equity Level - Forward Price) x Settlement Shares

Settlement Shares:     With respect to any Settlement  Date, a number of Shares,
                       not to exceed the Base Amount, designated as such by Party A in the related Settlement Notice; PROVIDED that on the Maturity Date the number of Settlement Shares shall be equal to the Base Amount.

Settlement Amount:     For any  Settlement  Date, an amount in cash equal to the
                       product of the Forward Price on such Settlement Date and the number of Settlement Shares for such Settlement Date.


Final Equity Level:    The  average  execution  price  paid  by  Party  B or its
                       designee to purchase a number of Shares equal to the Settlement Shares during the period after Party B has received notice of the election of Cash Settlement by Party A and prior to the Settlement Date. The average execution price shall include any fees or commissions paid by Party B or its designee in connection with purchases of the Shares.

Settlement  Currency:  USD.

Failure to Deliver:    Applicable.

ADJUSTMENTS:

  Method of
    Adjustment:        Calculation Agent Adjustment.


EXTRAORDINARY EVENTS:

Consequences of Merger Events:

     (a) Share-for-Share: Alternative Obligation on the Business Day following the Merger Event with mutually agreed upon commercially reasonable adjustments to the terms to preserve the economics of the transaction as originally bargained for pursuant to the terms stated herein; PROVIDED that prior to the Merger Event Party B shall be permitted to elect a Settlement Date with Physical Settlement within one (1) Business Day preceding the day such Merger Event occurs.

     (b) Share-for-Other: Party B shall be permitted to elect a Settlement Date with Physical Settlement within one (1) Business Day preceding the day such Merger Event occurs.

     (c) Share-for-Combined: In respect of any Share-for-Combined Merger Event, as soon as practicable but not to exceed three (3) Business Days prior to the occurrence of the Merger Event, the parties shall mutually agree upon appropriate adjustments to the terms of the transaction and, if the parties are unable to so agree, Party B shall be permitted to elect a Settlement Date with Physical Settlement within one (1) Business Day preceding the day such Merger Event occurs.

     If, as a result of a Merger Event, Party A would receive securities that would be subject to resale restrictions pursuant to Rule 144 or Rule 145 under the Securities Act of 1933, as amended, then Party A may elect Physical Settlement and designate a Settlement Date which shall occur within three (3) Business Days preceding the day such Merger Event is scheduled to occur (regardless whether such Settlement Date occurs within six months of the Effective Date).

     Nationalization or Insolvency:    Negotiated Close-out

     Termination Currency:             USD
     Account Details:

     Payments to Party A: To be advised under separate cover or telephone confirmed prior to each Payment Date.

     Payments to Party B:              To be  advised  under  separate  cover or
                                       telephone confirmed prior to each Payment
                                       Date.

     Delivery of Shares to Party B:    To be advised.

2. Other Provisions:

CONDITIONS TO EFFECTIVENESS:

The effectiveness of this Confirmation on the Effective Date shall be subject to
(i) the condition that the representations and warranties of the Issuer and Party A contained in the Underwriting Agreement and any certificate delivered pursuant thereto by the Issuer or Party A be true and correct on the Effective Date as if made as of the Effective Date, (ii) the condition that the Issuer and Party A have each performed all of the obligations required to be performed by it under the Underwriting Agreement on or prior to the Effective Date and (iii) the satisfaction of all of the conditions set forth in Section 6 of the Underwriting Agreement.

COVENANT OF PARTY A:

Party A agrees to comply with its obligations under the terms of the Securities Loan Agreement, as mutually agreed upon with Borrower thereunder, it being acknowledged that Party A's obligation to return Collateral to Borrower under the Securities Loan Agreement is expressly conditioned upon Borrower tendering delivery of the Shares borrowed thereunder.

The parties acknowledge and agree that any Shares delivered by Party A to Party B on any Settlement Date and returned by Party B to securities lenders from whom Party B borrowed Shares in connection with hedging its exposure to the Transaction will be freely saleable without further registration or other restrictions under the Securities Act of 1933, as amended, in the hands of those securities lenders, PROVIDED that they are not affiliates of the Issuer. Accordingly, Party A agrees that the Settlement Shares that it delivers to Party B on each Settlement Date will not bear a restrictive legend and that such Settlement Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

EARLY SETTLEMENT EVENT:

Notwithstanding any other provision hereof, Party B shall have the right to designate any Exchange Business Day to be a Settlement Date with Physical Settlement applicable on at least two Exchange Business Days' notice, and to select the number of Settlement Shares for such Settlement Date, if in the judgment of the Calculation Agent, Party B is, on the date of such designation, unable to hedge Party B's exposure to the Transaction because of the lack of sufficient Shares being made available for Share borrowing from lenders at a daily rebate rate received by Party B, net of the cost to Party B of borrowing the Shares, of at least (i) USD-Federal Funds (as defined herein), minus 20 basis points, divided by (ii) 360.

Notwithstanding any other provision hereof, if the Issuer reduces the number of outstanding Shares such that any of the Shares subject to delivery to Party B pursuant to this Transaction would be treated as "Excess Shares" under the articles of incorporation of the Issuer, Party B shall have the right to designate any Exchange Business Day to be a Settlement Date with Physical Settlement applicable on at least two Exchange Business Days' notice with respect to a number of Settlement Shares necessary to avoid any of the Shares being treated as such "Excess Shares".

ASSIGNMENT:

Party B may assign or transfer any of its rights or duties hereunder or delegate its obligations hereunder to (i) any affiliate of Party B, provided, that Party B may not make any such assignment if, immediately after giving effect to the proposed assignment, there would be an Event of Default or Potential Event of Default of Party B or such proposed assignee; or (ii) to the extent necessary to avoid any of the Shares subject to delivery to Party B pursuant to this Transaction being treated as "Excess Shares" under the articles of incorporation of the Issuer, any entity not affiliated with Party B with a credit rating at the time of such assignment of AA- or above by a nationally recognized statistical rating organization (as defined in the Securities Exchange Act of 1934) with the consent of Party A which consent will not be unreasonably withheld. This Confirmation is not intended and shall not be construed to create any rights in any Person other than Party A, Party B, an affiliate of Party B designated hereunder and their respective successors and assigns and no other Person shall assert any rights as third party beneficiary hereunder. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party.

3. The Agreement is further supplemented by the following provisions:

CREDIT SUPPORT PROVISIONS:

     Credit Support Documents: Guaranty dated  as of  June 18,  2003 by  General
                               Electric Capital Corporation in favor of Party B.


     Credit Support Provider:  General Electric Capital Corporation

TERMINATION PROVISIONS:

         (a) The "Automatic Early Termination" provisions of Section 6(a) will not apply to Party A and Party B.

         (b) For the purpose of Section 6(e), Second Method and Loss will apply; PROVIDED, HOWEVER, that if an Early Termination Date occurs, this Transaction shall not be included in calculating any amounts payable under Section 6(e) of the Agreement, but rather such Early Termination Date shall be considered the Settlement Date (regardless of whether such Early Termination Date occurs within six months after the Effective Date) for the Base Amount with Physical Settlement applicable.

MISCELLANEOUS:

     (a)   Addresses for Notices. For the purpose of Section 12(a):

           Address for notices or communications to Party A:

                                 Security Capital Shopping Mall Business Trust
                 Address:        c/o GE Capital Real Estate
                                 292 Long Ridge Road
                                 Stamford, CT 06927
                 Attention:      Philip Mintz
                 Facsimile No.:  203-585-0179

                                 Copies to:

                                 GE Capital Real Estate
                                 292 Long Ridge Road
                                 Stamford, CT 06927

                                 Attention: Legal Operation/Security Capital
                                 Telecopier: 203-357-6768

                                 and

                                 General Electric Capital Corporation
                                 260 Long Ridge Road
                                 Stamford, CT 06927
                                 Attention: Senior Vice President - Corporate
                                 Treasury and Global Funding Operation

                                 Telecopier: 203-357-4975

           Address for notices or communications to Party B:

                 Address: Wachovia Bank, National Association c/o Wachovia Securities, LLC
                                 12 East 49th Street, 45th Floor
                                 New York, NY 10017

                 Attention:      Equity Linked Products Division - Documentation
                 Telephone No.:  212-909-0951
                 Facsimile No.:  212-891-5042

     (b) WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS CONFIRMATION OR ANY CREDIT SUPPORT DOCUMENT. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Confirmation by, among other things, the mutual waivers and certifications in this Section.

Governing Law:                    The laws of the  State  of New  York  (without
                                  reference to choice of law doctrine).

Representations of Party A:       Party A represents and warrants to, and agrees
                                  with, Party B as follows:

                                  (a) Party A (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into the Transaction; and
                                  (ii)  has   consulted   with  its  own  legal,
                                  financial, accounting and tax advisors in connection with the Transaction.

                                  (b) None of Party A or any of its affiliates is in possession of any material non-public information regarding the Issuer.

                                  (c) Party A shall comply with the reporting and other requirements of Section 13 and
                                  Section 16 of the Securities Exchange Act of 1934 relating to this Transaction.

                                  (d) Party A covenants that it will send to Party B via facsimile a copy of each filing under Section 13 or 16 of the Exchange Act relating to this Transaction concurrently with filing or transmission for filing, as the case may be, of such form to or with the Securities and Exchange Commission (the "SEC").

                                  (e) Party A is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair Party

                                  A's   ability   to  perform   its  obligations
                                  hereunder.

                                  (f) Neither the consummation of any of the transactions herein contemplated by Party A nor the fulfillment of the terms hereof by Party A will conflict with, result in a breach or violation of, or constitute a default under
                                  (i) any law or the charter or by-laws of Party A or (ii) the terms of any indenture or other agreement or instrument to which Party A or any of its subsidiaries is a party or bound, or any judgment, order or decree applicable to Party A or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over Party A or any of its subsidiaries other than (with respect to this clause (ii)) any such conflicts, breaches, violations or defaults that would not reasonably be likely to have a material adverse effect on the ability of Party A to consummate the transactions herein contemplated or to fulfill the terms hereof.

                                  (g) Party A will immediately notify Party B upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default, a Potential Event of Default or a Potential Adjustment Event.

                                  (h) Party A is an "eligible contract participant" as such term is defined in
                                  Section 1(a)(12) of the Commodity Exchange Act, as amended.

                                  (i) Party A is not as of the Trade Date, and will not as of the Effective Date after giving effect to the transactions contemplated hereby, be insolvent.

                                  (j) The parties hereto intend that (a) Party B be a financial institution within the meaning of Section 101(22) of Title 11 of the United States Code (the "BANKRUPTCY Code"), (b) the Agreement and this Confirmation be a securities contract, as such term is defined in Section 741(7) of the Bankruptcy Code, (c) each and every transfer of funds, securities and other property under the Agreement or this Confirmation be a settlement payment or a margin payment, as such terms are used in Sections 362(b)(6) and 546(e) of the Bankruptcy Code, (d) the rights given to Party B hereunder upon an Event of Default constitute the rights to cause the liquidation of a securities contract and to set off mutual debts and claims in connection with a securities contract, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code, and (e) any or all obligations that either party has with respect to this Transaction or the Agreement constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to Transactions under this Confirmation or any other agreement between such parties.

                                  (k) Non-Confidentiality of and Non-Reliance on Tax Aspects. Each of Party A, Party B and their respective employees, representative and other agents (including legal counsel, if any) authorizes the other party and its employees, representative and agents to disclose to any and all persons, without limitation, the tax aspects of any Transaction and the structure of any Transaction insofar as it relates to the tax aspects thereof, and all materials of any kind provided to the other party related to such tax aspects and structure, effective without limitation from the commencement of discussions. In addition, each of Party A and Party B agree that it is not relying on the other party as to the tax aspects, tax structure or tax consequences of any Transaction, and each party will have relied solely upon its own independent tax advisors for advice on any such tax aspects, tax structure or tax consequences.

TERMS RELATING TO WACHOVIA'S AGENT:

(a) The Agent is registered as a broker-dealer with the U.S. Securities and Exchange Commission and the National Association of Securities Dealers, is acting hereunder for and on behalf of Wachovia solely in its capacity as agent for Wachovia pursuant to instructions from Wachovia, and is not and will not be acting as Party A's agent, broker, advisor or fiduciary in any respect under or in connection with this Transaction.

(b) In addition to acting as Wachovia's agent in executing this Transaction, the Agent is authorized from time to time to give written payment and/or delivery instructions to Party A directing it to make its payments and/or deliveries under this Transaction to an account of the Agent for remittance to Wachovia (or its designee), and for that purpose any such payment or delivery by Party A to the Agent shall be treated as a payment or delivery to Wachovia.

(c) Except as otherwise provided herein, any and all notices, demands, or communications of any kind transmitted in writing by either Wachovia or Party A under or in connection with this Transaction will be transmitted exclusively by such party to the other party through the Agent at the following address:

                  Wachovia Securities, LLC
                  201 South College Street, 23rd Floor
                  Charlotte, NC  28288-0601
                  Facsimile No.: (704) 383-8425
                  Telephone No.: (704) 715-8086
                  Attention:  Equity Derivatives

(d) The Agent shall have no responsibility or liability to Wachovia or Party A for or arising from (i) any failure by either Wachovia or Party A to perform any of their respective obligations under or in connection with this Transaction,
(ii) the collection or enforcement of any such obligations, or (iii) the exercise of any of the rights and remedies of either Wachovia or Party A under or in connection with this Transaction. Each of Wachovia and Party A agrees to proceed solely against the other to collect or enforce any such obligations and the Agent shall have no liability in respect of this Transaction except for its gross negligence or willful misconduct in performing its duties as the agent of Wachovia.

(e) Upon written request, the Agent will furnish to Wachovia and Party A the date and time of the execution of this Transaction and a statement as to the source and amount of any remuneration received or to be received by the Agent in connection with this Transaction.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us by fax at (212) 891-5042 (Attention: Cathleen Burke, by telephone contact (212) 909-0951).

Very truly yours,

WACHOVIA SECURITIES, LLC,                            WACHOVIA BANK, NATIONAL ASSOCIATION
acting solely in its capacity as Agent               By:  Wachovia Securities, LLC,
of Wachovia Bank, National Association                    acting solely in its capacity as its Agent


By:  /s/ STEVEN GRAY                                 By: /s/ MARY LOUISE GUTTMANN
    --------------------------------                    -----------------------------------------
Name:  Steven Gray                                   Name:  Mary Louise Guttmann
Title: Senior Vice President                         Title: Senior Vice President

Confirmed as of the date first above written:

SECURITY CAPITAL SHOPPING
   MALL BUSINESS TRUST

By: /s/ PHILIP A. MINTZ
   ---------------------------------
Name:  Philip A. Mintz
Title: Vice President